Exhibit 99.1

Confluent Announces First Quarter 2022 Financial Results

•
Total revenue of $126 million, up 64% year over year
•
Confluent Cloud revenue of $39 million, up 180% year over year
•
Remaining performance obligations of $551 million, up 96% year over year
•
791 customers with $100,000 or greater in ARR, up 41% year over year

MOUNTAIN VIEW, Calif. -- May 05, 2022 -- Confluent, Inc. (NASDAQ: CFLT), the data streaming platform to set data in motion, today announced financial results for its first quarter of 2022, ended March 31, 2022.

“Data streaming is gaining momentum and adoption as a foundational component to delivering real-time customer experiences and optimized operations,” said Jay Kreps, co-founder and CEO, Confluent. “With a best-in-class product and differentiated customer go-to-market model, Confluent continues to become the de facto way organizations start and scale their data in motion journey. This has driven 64% revenue growth year over year, a record number of net new customer additions and a fourth consecutive quarter with dollar-based net retention rate of greater than 130%.”

“We delivered a strong first quarter exceeding the high end of our guidance on all metrics. RPO growth accelerated year over year and Confluent Cloud revenue grew 180% year over year, with a world-class dollar-based net retention rate for Confluent Cloud of greater than 150%,” said Steffan Tomlinson, CFO, Confluent. “Given our strong unit economics and continued momentum, we are raising our 2022 guidance, and we remain committed to driving high growth and annual improvement in both non-GAAP operating and free cash flow margin.”

First Quarter 2022 Financial Highlights

(In millions, except per share data and percentages)

	Q1 2022	Q1 2021	Y/Y Change
Total Revenue	$126.1	$77.0	64%
Remaining Performance Obligations	$551.1	$280.9	96%
GAAP Operating Loss	$(111.5)	$(45.1)	$(66.4)
Non-GAAP Operating Loss	$(51.7)	$(31.5)	$(20.2)
GAAP Operating Margin	(88.4%)	(58.6%)	(29.8) pts
Non-GAAP Operating Margin	(41.0%)	(40.9%)	(0.1) pts
GAAP Net Loss Per Share	$(0.41)	$(0.41)	-
Non-GAAP Net Loss Per Share	$(0.19)	$(0.29)	$0.10
Net Cash Used in Operating Activities	$(55.0)	$(20.0)	$(35.0)
Free Cash Flow	$(58.4)	$(21.2)	$(37.2)

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in the financial statement tables included in this press release. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “Non-GAAP Financial Measures.”

Financial Outlook

For the second quarter and fiscal year 2022, Confluent expects:

	Q2 2022 Outlook	FY 2022 Outlook
Total Revenue	$130-$132 million	$554-$560 million
Non-GAAP Operating Margin	~ (41%)	~ (38%)
Non-GAAP Net Loss Per Share	$(0.21)-$(0.19)	$(0.79)-$(0.73)

A reconciliation of forward-looking non-GAAP operating margin and non-GAAP net loss per share to the most directly comparable GAAP measures is not available without unreasonable effort, as certain items cannot be reasonably predicted because of their high variability, complexity and low visibility. In particular, the measures and effects of our stock-based compensation expense specific to our equity compensation awards and employer payroll tax-related items on employee stock transactions are directly impacted by the timing of employee stock transactions and unpredictable fluctuations in our stock price, which we expect to have a significant impact on our future GAAP financial results.

Conference Call Information

Confluent will host a video webcast to discuss the company’s first quarter 2022 results as well as its financial outlook today at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Open to the public, investors may access the webcast, earnings press release, supplemental financial information, and investor presentation on Confluent’s investor relations website at investors.confluent.io before the commencement of the webcast. A replay of the webcast will also be accessible from Confluent’s investor relations website a few hours after the conclusion of the live event.

Confluent uses its investor relations website and may use its Twitter, LinkedIn, and Facebook accounts as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain forward-looking statements including, among other things, statements regarding our financial outlook, including our commitment to driving accelerating annual improvements in our non-GAAP operating margin and free cash flow margin and achievement of positive non-GAAP operating margin by the fourth quarter of fiscal 2024; the potential growth runway for Confluent Cloud; ability for Confluent Cloud to provide cost savings for users and customers; increased adoption of our platform and data streaming in general; our ability and position to capitalize on the shift to cloud; the degree of market acceptance of our products; our ability to sustain relationships and integration with cloud providers; growth in and growth rate of revenue, including Confluent Cloud revenue, customers, remaining performance obligations and dollar-based net retention rate; our market opportunity; our go-to-market strategy; our product differentiation and market acceptance of our products; our ability to improve margins, on an annual basis or at all; our ability to meet near-term and mid-term financial targets; our potential for value creation; our investment priority and philosophy; and our overall future prospects. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” “project,” “target,” “looking ahead,” “look to,” “move into,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the impact of the ongoing COVID-19 pandemic on our business, as well as our customers, prospects, partners, and service providers, (ii) our ability to sustain and manage our rapid growth, (iii) our limited operating history, (iv) our ability to attract new customers and retain and sell additional features and services to our existing customers, (v) our ability to increase consumption of our offering, including by existing customers and through the acquisition of new customers, and successfully add new features and functionality to our offering, (vi) our ability to achieve or sustain profitability and improve margins annually or at all, (vii) the estimated addressable market opportunity for our offering, (viii) our ability to compete effectively in an increasingly competitive market, including achieving market acceptance over competitors and open source alternatives, (ix) our ability to successfully execute our go-to-market strategy and initiatives, (x) our ability to attract and retain highly qualified personnel, (xi) breaches in our security measures or unauthorized access to our platform, our data, or our customers’ or other users’ personal data, (xii) our reliance on third-party cloud-based infrastructure to host Confluent Cloud, and (xiii) general market, political, economic, and business conditions. These risks are not exhaustive. Further information on these and other risks that could affect Confluent’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2021, and our future reports that we may file from time to time with the SEC. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 that will be filed with the SEC, which should be read in conjunction with this press release and the financial results included herein. Confluent assumes no obligation to, and does not currently intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, free cash flow, and free cash flow margin. We use these non-GAAP financial measures and other key metrics internally to facilitate analysis of our financial and business trends and for internal planning and forecasting purposes. We believe these non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, non-GAAP financial measures have limitations as an analytical tool and are presented for supplemental informational purposes only. They should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies, including companies in our industry, may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, free cash flow, free cash flow margin, or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Further, free cash flow is not a substitute for cash used in operating activities. The utility of free cash flow is limited as such measure does not reflect our future contractual commitments and does not represent the total increase or decrease in our cash balance for any given period. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. We define non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, and non-GAAP net loss per share as the respective GAAP balances, adjusted for, as applicable, stock-based compensation expense; employer taxes on employee stock transactions; common stock charitable donation expense; amortization of debt issuance costs; and income tax effects associated with these adjustments. We define free cash flow as net cash used in operating activities less capitalized internal-use software costs and capital expenditures and free cash flow margin as free cash flow as a percentage of revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the performance of core operations and future ability to generate cash that can be used for strategic opportunities or investing in our business.

Other Business Metrics

Remaining performance obligations (“RPO”) represent the amount of contracted future revenue that has not yet been recognized as of the end of each period, including both deferred revenue that has been invoiced and non-cancelable committed amounts that will be invoiced and recognized as revenue in future periods. RPO excludes pay-as-you-go arrangements. RPO may also fluctuate due to a number of factors, including the timing of renewals, average contract terms, seasonality, and dollar amount of customer contracts. RPO as a metric is not necessarily indicative of future revenue growth because it does not account for the actual timing of customers’ consumption or future expansion.

Customers with $100,000 or greater in annual recurring revenue (“ARR”) represent the number of customers that contributed $100,000 or more in ARR as of period end. We define ARR as the revenue customers contractually committed to over the following 12 months assuming no increases or reductions in their subscriptions. ARR excludes services and pay-as-you-go arrangements. Similar to RPO, ARR as a metric is not necessarily indicative of future revenue growth because it does not account for the actual timing of customers’ consumption or future expansion. For purposes of determining our customer count, we treat all affiliated entities with the same parent organization as a single customer and include pay-as-you-go customers. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

Dollar-based net retention rate (“NRR”) as of a period end is calculated by starting with the ARR from the cohort of all customers as of 12 months prior to such period end (“Prior Period Value”). We calculate the ARR from these same customers as of the current period end (“Current Period Value”), which includes any growth in the value of subscriptions and is net of contraction or attrition over the prior 12 months. Services and pay-as-you-go arrangements are excluded from the calculation of ARR. We then divide the Current Period Value by the Prior Period Value to arrive at our dollar-based NRR. The dollar-based NRR includes the effect, on a dollar-weighted value basis, of our subscriptions that expand, renew, contract, or attrit, but excludes ARR from new customers in the current period. Our dollar-based NRR is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

About Confluent

Confluent is the data streaming platform that is pioneering a fundamentally new category of data infrastructure that sets data in motion. Confluent’s cloud-native offering is the foundational platform for data in motion – designed to be the intelligent connective tissue enabling real-time data, from multiple sources, to constantly stream across the organization. With Confluent, organizations can meet the new business imperative of delivering rich, digital front-end customer experiences and transitioning to sophisticated, real-time, software-driven backend operations.

Investor Contact

Shane Xie

investors@confluent.io

Media Contact

Taylor Jones

pr@confluent.io

Confluent, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,047,589	$1,375,932
Marketable securities	943,048	640,085
Accounts receivable, net	124,504	137,491
Deferred contract acquisition costs	28,433	27,646
Prepaid expenses and other current assets	51,675	44,919
Total current assets	2,195,249	2,226,073
Property and equipment, net	18,486	14,428
Operating lease right-of-use assets	34,814	37,281
Deferred contract acquisition costs, non-current	54,001	51,178
Other assets, non-current	14,951	13,769
Total assets	$2,317,501	$2,342,729
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,151	$7,591
Accrued expenses and other liabilities	71,924	98,974
Operating lease liabilities	8,540	9,236
Deferred revenue	235,119	220,920
Liability for early exercise of unvested stock options	6,995	11,467
Total current liabilities	330,729	348,188
Operating lease liabilities, non-current	29,674	31,645
Deferred revenue, non-current	30,565	25,557
Convertible senior notes, net	1,081,637	1,080,701
Other liabilities, non-current	8,827	6,357
Total liabilities	1,481,432	1,492,448
Stockholders’ equity:
Preferred stock	-	-
Class A common stock	1	1
Class B common stock	2	2
Additional paid-in capital	1,703,449	1,599,962
Accumulated other comprehensive loss	(5,542)	(830)
Accumulated deficit	(861,841)	(748,854)
Total stockholders’ equity	836,069	850,281
Total liabilities and stockholders’ equity	$2,317,501	$2,342,729

Confluent, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Subscription	$113,920	$67,992
Services	12,219	9,036
Total revenue	126,139	77,028
Cost of revenue:
Subscription(1)(2)	33,603	15,757
Services(1)(2)	12,174	8,081
Total cost of revenue	45,777	23,838
Gross profit	80,362	53,190
Operating expenses:
Research and development(1)(2)	57,661	24,313
Sales and marketing(1)(2)	106,702	58,509
General and administrative(1)(2)	27,481	15,512
Total operating expenses	191,844	98,334
Operating loss	(111,482)	(45,144)
Interest income	566	844
Other expense, net	(1,382)	(336)
Loss before income taxes	(112,298)	(44,636)
Provision for (benefit from) income taxes	689	(110)
Net loss	$(112,987)	$(44,526)
Net loss per share, basic and diluted	$(0.41)	$(0.41)
Weighted-average shares used to compute net loss per share, basic and diluted	272,890,829	108,731,605

(1) Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2022	2021
Cost of revenue - subscription	$5,313	$975
Cost of revenue - services	1,862	544
Research and development	20,085	3,511
Sales and marketing	21,062	4,976
General and administrative	9,047	3,347
Total stock-based compensation expense	$57,369	$13,353

(2) Includes employer taxes on employee stock transactions as follows:

	Three Months Ended March 31,
	2022	2021
Cost of revenue - subscription	$333	$-
Cost of revenue - services	77	-
Research and development	1,039	121
Sales and marketing	680	103
General and administrative	310	39
Total employer taxes on employee stock transactions	$2,439	$263

Confluent, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(112,987)	$(44,526)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1,250	787
Net amortization of premiums or discounts on marketable securities	705	505
Amortization of debt issuance costs	936	-
Amortization of deferred contract acquisition costs	8,470	5,535
Non-cash operating lease costs	2,275	2,856
Stock-based compensation, net of amounts capitalized	57,369	13,353
Deferred income taxes	(4)	(567)
Other	204	439
Changes in operating assets and liabilities:
Accounts receivable	12,782	5,734
Deferred contract acquisition costs	(12,080)	(10,866)
Prepaid expenses and other assets	(7,985)	(2,355)
Accounts payable	177	839
Accrued expenses and other liabilities	(22,853)	1,433
Operating lease liabilities	(2,497)	(2,721)
Deferred revenue	19,207	9,565
Net cash used in operating activities	(55,031)	(19,989)
CASH FLOWS FROM INVESTING ACTIVITIES
Capitalization of internal-use software costs	(2,509)	(596)
Purchases of marketable securities	(403,883)	(41,688)
Maturities of marketable securities	95,545	56,763
Purchases of property and equipment	(887)	(643)
Other	-	9
Net cash (used in) provided by investing activities	(311,734)	13,845
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock upon exercise of vested options	16,436	6,215
Proceeds from issuance of common stock upon early exercise of unvested options, net of repurchases	333	7,398
Payments of deferred offering costs	-	(153)
Payments of debt issuance costs for convertible senior notes	(786)	-
Proceeds from issuance of common stock under employee stock purchase plan	22,485	-
Net cash provided by financing activities	38,468	13,460
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(46)	(8)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(328,343)	7,308
Cash, cash equivalents, and restricted cash at beginning of period	1,376,682	37,806
Cash, cash equivalents, and restricted cash at end of period	$1,048,339	$45,114
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets to the amounts shown above:
Cash and cash equivalents	$1,047,589	$44,097
Restricted cash included in other assets, current and non-current	750	1,017
Total cash, cash equivalents, and restricted cash	$1,048,339	$45,114

Confluent, Inc.

Reconciliation of GAAP Measures to Non-GAAP Measures

(in thousands, except percentages, share and per share data)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Reconciliation of GAAP total gross profit to non-GAAP total gross profit:
Total gross profit on a GAAP basis	$80,362	$53,190
Total gross margin on a GAAP basis	63.7%	69.1%
Add: Stock-based compensation expense	7,175	1,519
Add: Employer taxes on employee stock transactions	410	-
Non-GAAP total gross profit	$87,947	$54,709
Non-GAAP total gross margin	69.7%	71.0%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Research and development operating expense on a GAAP basis	$57,661	$24,313
Less: Stock-based compensation expense	20,085	3,511
Less: Employer taxes on employee stock transactions	1,039	121
Non-GAAP research and development operating expense	$36,537	$20,681
Non-GAAP research and development operating expense as a percentage of total revenue	29.0%	26.8%

Sales and marketing operating expense on a GAAP basis	$106,702	$58,509
Less: Stock-based compensation expense	21,062	4,976
Less: Employer taxes on employee stock transactions	680	103
Non-GAAP sales and marketing operating expense	$84,960	$53,430
Non-GAAP sales and marketing operating expense as a percentage of total revenue	67.4%	69.4%

General and administrative operating expense on a GAAP basis	$27,481	$15,512
Less: Stock-based compensation expense	9,047	3,347
Less: Employer taxes on employee stock transactions	310	39
Non-GAAP general and administrative operating expense	$18,124	$12,126
Non-GAAP general and administrative operating expense as a percentage of total revenue	14.4%	15.7%

	Three Months Ended March 31,
	2022	2021
Reconciliation of GAAP operating loss to non-GAAP operating loss:
Operating loss on a GAAP basis	$(111,482)	$(45,144)
Add: Stock-based compensation expense	57,369	13,353
Add: Employer taxes on employee stock transactions	2,439	263
Non-GAAP operating loss	$(51,674)	$(31,528)
Non-GAAP operating margin	(41.0%)	(40.9%)

Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(112,987)	$(44,526)
Add: Stock-based compensation expense	57,369	13,353
Add: Employer taxes on employee stock transactions	2,439	263
Add: Amortization of debt issuance costs	936	-
Add: Income tax effects and adjustments	13	(671)
Non-GAAP net loss	$(52,230)	$(31,581)
Non-GAAP net loss per share, basic and diluted	$(0.19)	$(0.29)
Weighted-average shares used to compute net loss per share, basic and diluted	272,890,829	108,731,605

The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended March 31,
	2022	2021
Net cash used in operating activities	$(55,031)	$(19,989)
Capitalized internal-use software costs	(2,509)	(596)
Capital expenditures	(887)	(643)
Free cash flow	$(58,427)	$(21,228)
Free cash flow margin	(46.3%)	(27.6%)
Net cash (used in) provided by investing activities	$(311,734)	$13,845
Net cash provided by financing activities	$38,468	$13,460